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SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)—March 1, 2004

Plains All American Pipeline, L.P.
(Exact name of Registrant as specified in its charter)

DELAWARE (State or other jurisdiction of incorporation or organization)	1-14569 (Commission File Number)	76-0582150 (I.R.S. Employer Identification No.)

333 Clay Street, Suite 1600
Houston, Texas 77002
(713) 646-4100
(Address, including zip code, and telephone number,
including area code, of Registrant's principal executive offices)

Item 5. Other Events

        On April 1, 2004, Plains All American Pipeline, L.P. ("PAA") acquired the North American crude oil and pipeline operations of Link Energy LLC. The total purchase price for the transaction was approximately $326 million, which included $268 million in cash and approximately $58 million of net liabilities assumed and acquisition related costs.

        On March 1, 2004, PAA acquired the interests in certain entities owned by Shell Pipeline Company LP, which owned interests in the Capline Pipe Line System, the Capwood Pipe Line System and the Patoka Pipe Line System. The purchase price of approximately $158.5 million includes transaction and closing costs.

        Certain financial statements, including the pro forma combined financial statements of PAA for the six months ended June 30, 2004 and for the year ended December 31, 2003 giving effect to both of the acquisitions described above, have not been publicly disclosed, and are attached to this Form 8-K as Exhibit 99.1.

Item 7. Financial Statements and Exhibits

  (c)
  Exhibits

  99.1
  Unaudited Pro Forma Combined Financial Statements of Plains All American Pipeline, L.P. for the six months ended June 30, 2004 and for the year ended December 31, 2003.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PLAINS ALL AMERICAN PIPELINE, L.P.
Date: August 6, 2004	By:	Plains AAP, L.P., its general partner
	By:	Plains All American GP LLC, its general partner
	By:	/s/ TINA L. VAL
	Name:	Tina L. Val
	Title:	Vice President of Accounting and Chief Accounting Officer

Index to Exhibits

99.1	Unaudited Pro Forma Combined Financial Statements of Plains All American Pipeline, L.P. for the six months ended June 30, 2004 and for the year ended December 31, 2003.

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  Item 5. Other Events
  Item 7. Financial Statements and Exhibits
SIGNATURES
Index to Exhibits